AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 20, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Live Nation Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-3247759
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9348 Civic Center Drive

Beverly Hills, California 90210

(310) 867-7000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael G. Rowles

General Counsel

Live Nation Entertainment, Inc.

9348 Civic Center Drive

Beverly Hills, California 90210

(310) 867-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $.01 par value per share (“common stock”)(2)	684,538	$10.02(1)	$6,855,648.07(1)	$795.94

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The price per share and aggregate offering price are based on the average of the high and low price of the registrant’s common stock on May 17, 2011, as reported on the New York Stock Exchange.
(2)	Each share of common stock includes one Series A Junior Participating Preferred Stock Purchase Right (the “Rights”), which initially attach to and trade with the shares of Common Stock being registered hereby. The terms of the Rights are described in the Rights Agreement filed as Exhibit 4.1 to the registrant’s Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC” or “Commission”) on December 23, 2005, as amended by the First Amendment to Rights Agreement filed as Exhibit 4.1 to the registrant’s Current Report on Form 8-K with the SEC on March 3, 2009.

PROSPECTUS

684,538 SHARES

LIVE NATION ENTERTAINMENT, INC.

COMMON STOCK

This prospectus relates to the offer and sale from time to time of up to 684,538 shares of Live Nation Entertainment, Inc. common stock, $0.01 par value per share, by the selling stockholders identified in this prospectus or in supplements to this prospectus. See “Selling Stockholders.” These shares were issued by us to the selling stockholders on May 20, 2011 in connection with our purchase of their membership interests in Vector Management LLC and Vector West LLC. The registration of the shares of common stock to which this prospectus relates does not require the selling stockholders to sell any of their shares of our common stock nor does it require us to issue any shares of common stock.

We will not receive any proceeds from the sale of the shares by the selling stockholders, but we have agreed to pay certain registration expenses, other than underwriting discounts and commissions. The selling stockholders from time to time may offer and sell the shares held by them directly or through agents or broker-dealers on terms to be determined at the time of sale, as described in more detail in this prospectus. See “Plan of Distribution.”

Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol “LYV.” On May 19, 2011, the closing sales price of our common stock as reported on the NYSE was $11.24 per share.

Investing in our common stock involves a high degree of risk. Before you invest, you should read this prospectus, any prospectus supplement, as well as the risks described in the documents incorporated by reference.

You should consider carefully the risk factors beginning on page 3 of this prospectus before you invest in any of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated May 20, 2011

If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applied.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, with respect to our financial condition, results of operations and business and our expectations or beliefs concerning future events. Forward-looking statements include, but are not limited to, statements about: our financial position, business strategy, competitive position, potential growth opportunities, potential operating performance improvements, the effects of competition, the effects of future legislation or regulations and plans and objectives of our management for future operations. We have based our forward-looking statements on our beliefs and assumptions based on information available to us at the time the statements are made. Use of the words “may,” “should,” “continue,” “plan,” “potential,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “outlook,” “could,” “target,” “project,” “seek,” “predict” or variations of such words and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from those in such statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to, those set forth herein or in our annual, quarterly and other reports we file with the Securities and Exchange Commission, or SEC. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described in any forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. We do not intend to update these forward-looking statements, except as required by applicable law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a shelf registration process. Under this shelf registration process, the selling stockholders may sell from time to time up to an aggregate of 684,538 shares of common stock. This prospectus provides you with a general description of the common stock the selling stockholders may offer. When the selling stockholders sell common stock under this prospectus, such selling stockholders may provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell shares of common stock in any jurisdiction where an offer or solicitation is not permitted. The information in this prospectus is accurate only as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date. Before purchasing any shares of our common stock, you should carefully read both this prospectus and any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The exhibits to the registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. You should review the full text of these documents. The registration statement, including the exhibits, can be read at the SEC’s website or at the SEC’s offices mentioned under the heading “Where You Can Find More Information.”

When used in this prospectus, the terms “Live Nation,” “Live Nation Entertainment,” “we,” “our” and “us” refer to Live Nation Entertainment, Inc. and its consolidated subsidiaries, unless otherwise specified or the context otherwise requires.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these materials at the SEC reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-

SEC-0330 for further information on their public reference room. Our SEC filings are also available to the public at the SEC’s website (http://www.sec.gov).

The SEC’s website contains reports, proxy and information statements and other information regarding issuers, like Live Nation, that file electronically with the SEC. You may find our reports, proxy statements and other information at the SEC website. In addition, you can obtain reports and proxy statements and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

We maintain a website on the Internet at http://www.livenation.com. We make available free of charge, on or through the investor relations section of our website (http://www.livenation.com/investors), our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports, as soon as reasonably practicable after such material is filed with the SEC. This reference to our Internet address is for informational purposes only and shall not, under any circumstances, be deemed to incorporate the information available at such Internet address into this prospectus

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information that is included in a document subsequently filed with the SEC.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed on February 28, 2011;

•	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2011, filed on May 5, 2011;

•	Current Report on Form 8-K, filed April 15, 2011; and

•

A description of our common stock and preferred share purchase rights included under the caption “Description of Our Capital Stock” in the Information Statement filed as Exhibit 99.1 to our Registration Statement on Form 10, as amended (File No. 01-32601), filed with the SEC on December 8, 2005, including any amendment or report filed for the purpose of updating such description.

We incorporate by reference any additional documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than those “furnished” pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC) from the date of this prospectus until the termination of an offering of securities. If anything in a report or document we file after the date of this prospectus changes anything in this prospectus, this prospectus will be deemed to be changed by that subsequently filed report or document beginning on the date the report or document is filed.

You may request a copy of these filings incorporated herein by reference, including exhibits to such documents that are specifically incorporated by reference, which we will provide at no cost, by writing or calling us at the following address or telephone number:

Corporate Secretary

Live Nation Entertainment, Inc.

9348 Civic Center Drive

Beverly Hills, California 90210

(310) 867-7000

THE COMPANY

Live Nation Entertainment is a leading live entertainment and eCommerce company, comprised of four market leaders: Ticketmaster.com, Live Nation Concerts, Front Line Management Group and Live Nation Network. Ticketmaster.com is the global event ticketing leader and one of the world’s top five eCommerce sites, with over 26 million monthly unique visitors. Live Nation Concerts produces over 20,000 shows annually for more than 2,000 artists globally. Front Line is the world’s top artist management company, representing over 250 artists. These businesses power Live Nation Network, the leading provider of entertainment marketing solutions, enabling over 800 advertisers to tap into the 200 million consumers Live Nation delivers annually through its live event and digital platforms.

Live Nation Entertainment was incorporated in the State of Delaware as CCE Spinco, Inc. on August 2, 2005. Live Nation’s principal offices are located at 9348 Civic Center Drive, Beverly Hills, California, 90210, and its telephone number is (310) 867-7000. Live Nation’s principal website is www.livenation.com. Live Nation is listed on the NYSE, trading under the symbol “LYV.” The information on our website is not incorporated by reference in this prospectus or any prospectus supplement and you should not consider it a part of this prospectus or any accompanying prospectus supplement.

RISK FACTORS

Investing in our common stock involves risk. You should carefully consider the risk factors below as well as those contained in our most recent Annual Report on Form 10–K and our subsequent Quarterly Reports on Form 10–Q, which are incorporated by reference herein. You should also carefully consider the other information contained in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any shares of our common stock. These risks could materially affect our business, results of operations or financial condition and cause the value of our common stock to decline. You could lose all or part of your investment.

Risks Relating to Our Common Stock

We cannot predict the prices at which our common stock may trade.

Our stock price has fluctuated between $2.47 and $18.75 over the past three years. The market price of our common stock may continue to fluctuate significantly due to a number of factors, some of which may be beyond our control, including:

•	our quarterly or annual earnings, or those of other companies in our industry;

•	actual or anticipated fluctuations in our operating results due to the seasonality of our business and other factors related to our business;

•	our loss of or inability to obtain significant popular artists or ticketing clients;

•	changes in accounting standards, policies, guidance, interpretations or principles;

•	announcements by us or our competitors of significant contracts, acquisitions or divestitures;

•	the publication by securities analysts of financial estimates or reports about our business;

•	changes by securities analysts of earnings estimates or reports, or our inability to meet those estimates or achieve any goals described in those reports;

•	the disclosure of facts about our business that may differ from those assumed by securities analysts in preparing their estimates or reports about us;

•	the operating and stock price performance of other comparable companies;

•	overall market fluctuations; and

•	general economic conditions.

In particular, the realization of any of the risks described in these Risk Factors could have a significant and adverse impact on the market price of our common stock.

In addition, in the past, some companies that have had volatile market prices for their securities have been subject to securities class action suits filed against them. If a suit were to be filed against us, regardless of the outcome, it could result in substantial legal costs and a diversion of our management’s attention and resources. This could have a material adverse effect on our business, results of operations and financial condition.

Our corporate governance documents, rights agreement and Delaware law may delay or prevent an acquisition of us that stockholders may consider favorable, which could decrease the value of our common stock.

Our amended and restated certificate of incorporation and amended and restated bylaws and Delaware law contain provisions that could make it more difficult for a third party to acquire us without the consent of the board of directors. These provisions include restrictions on the ability of our stockholders to remove directors and supermajority voting requirements for stockholders to amend our organizational documents, a classified board of directors and limitations on action by our stockholders by written consent. In addition, the board of directors has the right to issue preferred stock without stockholder approval, which could be used to dilute the stock ownership of a potential hostile acquirer. Delaware law, for instance, also imposes some restrictions on mergers and other business combinations between any holder of 15% or more of our outstanding common stock and us. Although we believe these provisions protect our stockholders from coercive or otherwise unfair takeover tactics and thereby provide for an opportunity to receive a higher bid by requiring potential acquirers to negotiate with the board of directors, these provisions apply even if the offer may be considered beneficial by some stockholders.

Our amended and restated certificate of incorporation provides that, subject to any written agreement to the contrary, which agreement does not currently exist, Clear Channel Communications, Inc. (“Clear Channel”), the company from which we were spun out in 2005, will have no duty to refrain from engaging in the same or similar business activities or lines of business as us or doing business with any of our customers or vendors or employing or otherwise engaging or soliciting any of our officers, directors or employees. Our amended and restated certificate of incorporation provides that if any director and/or officer of the Company who is also a director and/or officer of Clear Channel acquires knowledge of a potential transaction or matter which may be a corporate business opportunity (a “corporate opportunity”) for both us and Clear Channel, we will generally renounce our interest in the corporate opportunity. Our amended and restated certificate of incorporation renounces any interest or expectancy in such corporate opportunity that will belong to Clear Channel, unless such opportunity is offered to a director and/or officer of the Company in writing solely in such person’s capacity as a director and/or officer of the Company. We have obtained a waiver of this provision to the extent it might apply to Irving Azoff, who is our Executive Chairman and is also a member of Clear Channel’s board of directors. Clear Channel will, to the fullest extent permitted by law, have satisfied its fiduciary duty with respect to such a corporate opportunity and will not be liable to us or our stockholders for breach of any fiduciary duty by reason of the fact that it acquires or seeks the corporate opportunity for itself, directs that corporate opportunity to another person or does not present that corporate opportunity to us. These provisions could make an acquisition of us less advantageous to a third party.

We have also adopted a stockholder rights plan intended to deter hostile or coercive attempts to acquire us. Under the plan, if any person or group acquires, or begins a tender or exchange offer that could result in such person acquiring, 15% or more of our common stock, and in the case of certain Schedule 13G filers, 20% or more of our common stock, and in the case of Liberty Media Corporation (“Liberty Media”) and certain of its affiliates, more than 35% of our common stock, without approval of the board of directors under specified circumstances, our other stockholders have the right to purchase shares of our common stock, or shares of the acquiring company, at a substantial discount to the public market price. Therefore, the plan makes an acquisition much more costly to a potential acquirer.

In addition, the terms of our senior secured credit facility provide that the lenders can require us to repay all outstanding indebtedness upon a change of control. These provisions make an acquisition more costly to a potential acquirer.

We have no plans to pay dividends on our common stock, which could affect its market price.

We currently intend to retain any future earnings to finance the growth, development and expansion of our business and/or to repay existing indebtedness. Accordingly, we do not intend to declare or pay any dividends on our common stock for the foreseeable future. The declaration, payment and amount of future dividends, if any, will be at the sole discretion of the board of directors after taking into account various factors, including our financial condition, results of operations, cash flow from operations, current and anticipated capital requirements and expansion plans, the income tax laws then in effect and the requirements of Delaware law. In addition, the agreement governing our senior secured credit facility includes restrictions on our ability to pay cash dividends without meeting certain financial ratios and obtaining the consent of the lenders. Accordingly, holders of common stock will not receive cash payments on their investment and the market price may be adversely affected.

Future sales or other issuances of our common stock could adversely affect its market price.

We have a large number of shares of common stock outstanding and available for resale beginning at various points in time in the future. Sales of a substantial number of shares of our common stock in the public market, or the possibility that these sales may occur, could cause the market price for our common stock to decline. As of December 31, 2010, there were 174.1 million shares of Live Nation common stock outstanding (including 3.0 million shares of unvested restricted stock awards and excluding 1.3 million shares held in treasury), 1.0 million shares issuable from unvested restricted stock unit and performance stock unit awards, 9.5 million shares of common stock issuable from options currently exercisable at a weighted average exercise price of $16.43 per share, 8.1 million shares issuable from the conversion of our 2.875% convertible notes and a warrant to purchase 0.5 million shares of common stock at an exercise price of $13.73.

We continually explore acquisition opportunities consistent with our strategy. These acquisitions may involve the payment of cash, the incurrence of debt or the issuance of common stock or other securities. Any such issuance could be at a valuation lower than the trading price of our common stock at the time. The price of our common stock could also be affected by possible sales of our common stock by hedging or arbitrage trading activity that may develop involving our common stock. The hedging or arbitrage could, in turn, affect the trading prices of the notes.

Conversion of our convertible notes may dilute the ownership interest of existing stockholders and may affect our per share results and the trading price of our common stock.

The issuance of shares of our common stock upon conversion of our convertible notes may dilute the ownership interests of existing stockholders. Issuances of stock on conversion may also affect our per share results of operations. Any sales in the public market of our common stock issuable upon such conversion could adversely affect prevailing market prices of our common stock.

We can issue preferred stock without stockholder approval, which could materially adversely affect the rights of common stockholders.

Our certificate of incorporation authorizes us to issue “blank check” preferred stock, the designation, number, voting powers, preferences and rights of which may be fixed or altered from time to time by the board of directors. Our subsidiaries may also issue additional shares of preferred stock. Accordingly, the board of directors has the authority, without stockholder approval, to issue preferred stock with rights that could materially adversely affect the voting power or other rights of the common stockholders or the market value of the common stock.

USE OF PROCEEDS

The selling stockholders are offering all of the shares of common stock covered by this prospectus. We will not receive any proceeds from the sales of these shares.

PRICE RANGE OF COMMON STOCK

Our common stock trades on the NYSE under the symbol “LYV.” As of May 16, 2011, there were approximately 182.1 million shares of our common stock outstanding and 4,977 stockholders of record. The following table provides the high and low sales prices per share of our common stock during the periods indicated as reported on the NYSE.

	Sales Prices
	Low	High
2011
Second Quarter (through May 19, 2011)	$9.70	$11.31
First Quarter	$9.82	$11.96
2010
Fourth Quarter ended December 31, 2010	$9.03	$12.09
Third Quarter ended September 30, 2010	$8.17	$11.72
Second Quarter ended June 30, 2010	$10.41	$16.90
First Quarter ended March 31, 2010	$8.59	$14.82
2009
Fourth Quarter ended December 31, 2009	$6.33	$8.96
Third Quarter ended September 30, 2009	$3.98	$8.88
Second Quarter ended June 30, 2009	$2.55	$6.07
First Quarter ended March 31, 2009	$2.47	$6.55

The last reported sales price per share of our common stock on May 19, 2011 as reported by the NYSE was $11.24.

DIVIDEND POLICY

Since our separation from Clear Channel, we have not declared or paid any dividends. We presently intend to retain future earnings, if any, to finance the expansion of our business. Therefore, we do not expect to pay any cash dividends in the foreseeable future. Moreover, the terms of our senior secured credit facility limit the amount of funds which we will have available to declare and distribute as dividends on our common stock. Payment of future cash dividends, if any, will be at the discretion of our board of directors in accordance with applicable law after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs, plans for expansion and contractual restrictions with respect to the payment of dividends.

SELLING STOCKHOLDERS

On May 20, 2011, our wholly-owned subsidiary, Front Line Management Group, Inc. acquired the remaining membership interests of Vector Management LLC (“Vector Management”) and Vector West LLC (“Vector West”) that it did not already own from the selling stockholders. In connection with this acquisition, we agreed, among other things, to file a shelf registration statement covering the resale on a delayed or continuous basis of the common stock received by the former members of Vector Management and Vector West or their affiliates. This prospectus covers 684,538 shares of our common stock that may be offered for resale by the selling stockholders named in this prospectus.

Information below with respect to beneficial ownership has been furnished by each selling stockholder and we have not sought to verify such information. Except as stated in the footnotes below, none of the selling stockholders nor any of their affiliates, officers, directors or principal equity holders has held any position or office or has had any material relationship with us or any of our predecessors or affiliates within the past three years.

The following table sets forth information with respect to the selling stockholders and the shares of our common stock beneficially owned by such selling stockholders that may from time to time be offered or sold pursuant to this prospectus. Information concerning the selling stockholders may change from time to time, and any changed information will be set forth in supplements to this prospectus or a post-effective amendment to the registration statement to which this prospectus relates if and when necessary. The selling stockholders may offer all, some or none of their shares of common stock. We cannot advise you as to whether the selling stockholders will in fact sell any or all of such shares of common stock. In addition, the selling stockholders listed in the table below may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, shares of our common stock in transactions exempt from the registration requirements of the Securities Act after the date on which they provide the information set forth in the table below.

	Number of Shares of Common Stock Beneficially Owned Prior to Offering	Percentage of Outstanding Shares of Common Stock Beneficially Owned Prior to Offering (2)	Number of Shares of Common Stock That May be Offered Hereby	Number of Shares of Common Stock Beneficially Owned After Sale of All Shares That May be Offered Hereby	Percentage of Outstanding Shares of Common Stock Beneficially Owned After Sale of All Shares That May be Offered Hereby
Name(1)
Ken Levitan(3)	352,846	*	352,846	0	0
Jack Rovner(4)	308,042	*	308,042	0	0
Ross Schilling(5)	23,650	*	23,650	0	0

*	Less than 1%.
(1)	Additional selling stockholders not named in this prospectus will not be able to use this prospectus for resales until they are named in the table above by prospectus supplement or post-effective amendment. Transferees, successors and donees of identified selling stockholders will not be able to use this prospectus for resales until they are named in the table above by prospectus supplement or post-effective amendment. If required, we will add transferees, successors and donees by prospectus supplement in instances where the transferee, successor or donee has acquired its shares from holders named in this prospectus after the effective date of this prospectus.

(2)	Calculated based on Rule 13d-3(d)(1)(i) of the Exchange Act using 182,097,529 shares of common stock outstanding as of May 16, 2011.
(3)	Mr. Levitan is the Co-Chief Executive Officer of Vector Management LLC and Vector West LLC, which are subsidiaries of Live Nation Entertainment.
(4)	Mr. Rovner is the Co-Chief Executive Officer of Vector Management LLC and Vector West LLC, which are subsidiaries of Live Nation Entertainment.
(5)	Mr. Schilling is employed as an artist manager for Vector Management LLC and Vector West LLC, which are subsidiaries of Live Nation Entertainment.

DESCRIPTION OF CAPITAL STOCK

Below is a summary description of our capital stock. This description is not complete. You should read the full text of our amended and restated certificate of incorporation and amended and restated bylaws, which have been filed with the SEC, as well as the provisions of applicable Delaware law.

General

Our authorized capital stock consists of 450,000,000 shares of common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share. As of May 16, 2011, there were 182,097,529 shares of our common stock outstanding and no shares of our preferred stock outstanding. We may issue additional shares of common stock from time to time in acquisitions and other transactions.

Common Stock

Each share of our common stock entitles its holder to one vote on all matters on which holders are permitted to vote. Subject to preferences that may be applicable to any outstanding shares of our preferred stock, the holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available for that purpose. Upon liquidation, subject to preferences that may be applicable to any outstanding shares of our preferred stock, the holders of our common stock will be entitled to a pro rata share in any distribution to stockholders. The holders of our common stock are not entitled to any preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of our common stock are fully paid and non-assessable.

Preferred Stock

Our board of directors has the authority, without action by our stockholders, to designate and issue preferred stock in one or more series and to designate the rights, preferences and privileges of each series, which may be greater than the rights of our common stock. It is not possible to state the actual effect of the issuance of any shares of our preferred stock upon the rights of holders of our common stock until our board of directors determines the specific rights of the holders of preferred stock. However, the effects might include, among other things:

•	restricting dividends on our common stock;

•	diluting the voting power of our common stock;

•	impairing the liquidation rights of our common stock; or

•	delaying or preventing a change in control of us without further action by our stockholders.

As of the date of this filing, no shares of preferred stock are outstanding. We have no present plans to issue any shares of preferred stock. Twenty million shares of junior participating preferred stock are reserved for issuance upon exercise of our preferred share purchase rights.

Provisions of Our Amended and Restated Certificate of Incorporation Relating to Related-Party Transactions and Corporate Opportunities

In order to address potential conflicts of interest between us and Clear Channel, our amended and restated certificate of incorporation contains provisions regulating and defining the conduct of our affairs as they may involve Clear Channel and its officers and directors and our powers, rights, duties and liabilities and those of our officers, directors and stockholders in connection with our relationship with Clear Channel. In general, these provisions recognize that we and Clear Channel may engage in the same or similar business activities and lines of business, have an interest in the same areas of corporate opportunities and will continue to have contractual and business relations with each other, including officers and directors or both of Clear Channel serving as our officers or directors or both. Clear Channel’s radio business conducts concert events from time to time, however, and in the event that Clear Channel expands its operations in this area, it may compete with us.

Our amended and restated certificate of incorporation provides that, subject to any written agreement to the contrary, Clear Channel will have no duty to refrain from engaging in the same or similar business activities or lines of business as us or doing business with any of our clients, customers or vendors or employing or otherwise engaging or soliciting any of our officers, directors or employees.

If a Live Nation director or officer who is also a director or officer of Clear Channel learns of a potential transaction or matter that may be a corporate opportunity for both us and Clear Channel, our amended and restated certificate of incorporation provides that we will have renounced our interest in the corporate opportunity unless that opportunity is expressly offered to that person in writing solely in his or her capacity as a director or officer of ours. Clear Channel has waived the applicability of this provision as it relates to Irving Azoff.

If a Live Nation director or officer who also serves as a director or officer of Clear Channel learns of a potential transaction or matter that may be a corporate opportunity for both us and Clear Channel, our amended and restated certificate of incorporation provides that the director or officer will have no duty to communicate or present that corporate opportunity to us and will not be liable to us or our stockholders for breach of fiduciary duty by reason of Clear Channel’s actions with respect to that corporate opportunity. Clear Channel has waived the applicability of this provision as it relates to Irving Azoff.

For purposes of our amended and restated certificate of incorporation, “corporate opportunities” include, but are not limited to, business opportunities that we are financially able to undertake, that are, from their nature, in the same line of business, are of practical advantage to us and are ones in which we would have an interest or a reasonable expectancy.

The corporate opportunity provisions in our amended and restated certificate of incorporation will expire on the date that no person who is a director or officer of Live Nation is also a director or officer of Clear Channel.

Provisions of Our Amended and Restated Certificate of Incorporation and Bylaws Restricting a Change of Control

Some provisions of Delaware law and our amended and restated certificate of incorporation and amended and restated bylaws could make the following more difficult:

•	acquisition of us by means of a tender offer or merger;

•	acquisition of us by means of a proxy contest or otherwise; or

•	removal of our incumbent officers and directors.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions also are designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company outweigh the disadvantages of discouraging those proposals because negotiation of them could result in an improvement of their terms.

Election and Removal of Directors

Our amended and restated certificate of incorporation provides that our board of directors is divided into three classes. The term of the first class of directors will expire at our 2013 annual meeting of stockholders, the term of the second class of directors expires at our 2011 annual meeting of stockholders and the term of the third class of directors will expire at our 2012 annual meeting of stockholders. At each of our annual meetings of stockholders, the successors of the class of directors whose term expires at that meeting of stockholders will be elected for a three-year term, one class being elected each year by our stockholders. This system of electing and removing directors may discourage a third party from making a tender offer or otherwise attempting to obtain control of us because it generally makes it more difficult for stockholders to replace a majority of our directors.

Our amended and restated certificate of incorporation requires that directors may only be removed for cause and only by the affirmative vote of not less than 80% of votes entitled to be cast by the outstanding capital stock in the election of our board of directors.

Size of Board and Vacancies

Our amended and restated certificate of incorporation provides that the number of directors on our board of directors will be fixed exclusively by our board of directors. Newly created directorships resulting from any increase in our authorized number of directors will be filled solely by the vote of our remaining directors in office. Any vacancies in our board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause will be filled solely by the vote of our remaining directors in office.

Stockholder Action by Written Consent; Calling of Special Meeting

Our amended and restated certificate of incorporation provides that except as otherwise provided by the resolution or resolutions adopted by our board of directors designating the rights, powers and preferences of any preferred stock, any action required or permitted to be taken by stockholders may be effected only at a duly called annual or special meeting of stockholders and may not be effected by a written consent or consents by stockholders in lieu of such a meeting. Except as otherwise required by law or provided by the resolution or resolutions adopted by our board of directors designating the rights, powers and preferences of any preferred stock, special meetings of our stockholders may be called only by the chairman of our board of directors or our board of directors pursuant to a resolution approved by a majority of our entire board of directors and any other power of stockholders to call a special meeting is specifically denied. No business other than that stated in the notice of the special meeting shall be transacted at any special meeting.

Amendments to Our Amended and Restated Bylaws

Our amended and restated certificate of incorporation and amended and restated bylaws provide that the provisions of our amended and restated bylaws relating to the calling of meetings of stockholders, notice of meetings of stockholders, quorum and adjournment, conduct of business at meetings of stockholders, procedure for election of directors, stockholder action by written consent, advance notice of stockholder business or director nominations, the authorized number of directors, the classified board structure, the filling of director vacancies or the removal of directors and indemnification of directors and officers (and any provision relating to the amendment of any of these provisions) may only be amended by the vote of a majority of our entire board of directors or by the vote of at least 80% of the voting power of the outstanding capital stock entitled to vote generally in the election of our board of directors. Our amended and restated certificate of incorporation and amended and restated bylaws provide that any other provision of our amended and restated bylaws may only be amended by the vote of a majority of our entire board of directors or by the vote of holders of a majority of the voting power of the outstanding capital stock entitled to vote generally in the election of our board of directors.

Amendment of Certain Amended and Restated Certificate of Incorporation Provisions

Our amended and restated certificate of incorporation provides that the provisions of our amended and restated certificate of incorporation relating to corporate opportunities and conflicts of interest, board of directors, bylaws, limitations on liability and indemnification of directors and officers, stockholder action (and any provision relating to the amendment of any of these provisions) may only be amended by at least 80% of the voting power of the outstanding capital stock entitled to vote generally in the election of our board of directors. Our amended and restated certificate of incorporation provides that any other provision of our amended and restated certificate of incorporation may only be amended by the vote of a majority of the voting power of the outstanding capital stock entitled to vote generally in the election of our board of directors.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors other than nominations made by or at the direction of our board of directors or a committee of our board of directors.

In general, for nominations or other business to be properly brought before an annual meeting by a stockholder, the stockholder must give notice in writing to our secretary 90 to 120 days before the first anniversary of the preceding year’s annual meeting, and the business must be a proper matter for stockholder action. The stockholder’s notice must include for each proposed nominee and business, as applicable, (i) all required information under the Securities Exchange Act of 1934, as amended, (ii) the proposed nominee’s written consent to serve as a director if elected, (iii) a brief description of the proposed business, (iv) the reasons for conducting the business at the meeting, (v) the stockholder’s material interest in the business, (vi) the stockholder’s name and address and (vii) the class and number of our shares which the stockholder owns.

In general, only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to our notice of meeting. At a special meeting of stockholders at which directors are to be elected pursuant to our notice of meeting, a stockholder who is a stockholder of record at the time of giving notice, who is entitled to vote at the meeting and who complies with the notice procedures, may nominate proposed nominees. In the event we call a special meeting of stockholders to elect one or more directors, a stockholder may nominate a person or persons if the stockholder’s notice is delivered to our secretary 90 to 120 days before the special meeting, or, if later, within 10 days of public announcement of the special meeting.

Only such persons who are nominated in accordance with the procedures set forth in our amended and restated bylaws shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in our amended and restated bylaws. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed in accordance with the procedures set forth in our amended and restated bylaws and, if any proposed nomination or business is not in compliance with our amended and restated bylaws, to declare that such defective proposal or nomination shall be disregarded.

Delaware Anti-Takeover Law

Our amended and restated certificate of incorporation and the Delaware General Corporation Law (the “DGCL”) contain provisions that may delay or prevent an attempt by a third party to acquire control of us. The requirements of Section 203 of the DGCL will be applicable to us. In general, Section 203 prohibits, for a period of three years, designated types of business combinations, including mergers, between us and any third party that owns 15% or more of our common stock. This provision does not apply if:

•	our board of directors approves of the transaction before the third party acquires 15% of our stock;

•	the third party acquires at least 85% of our stock at the time its ownership goes past the 15% level; or

•	our board of directors and two-thirds of the shares of our common stock not held by the third party vote in favor of the transaction.

In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person that, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status, did own, 15% or more of a corporation’s voting stock. This may have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of our common stock.

No Cumulative Voting

Our amended and restated certificate of incorporation and amended and restated bylaws do not provide for cumulative voting in the election of directors.

Undesignated Preferred Stock

The authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our company. These and other provisions may have the effect of deterring hostile takeovers or delaying changes of control of our management.

The Rights Agreement

Pursuant to our rights agreement, one Series A junior participating preferred stock purchase right is issued for each outstanding share of our common stock (a “right”). Each right issued is subject to the terms of our rights agreement.

Our rights agreement was adopted by our board of directors to protect our stockholders from coercive or otherwise unfair takeover tactics. In general terms, our rights agreement works by imposing a significant penalty upon any person or group that acquires 15% or more of our outstanding common stock, and in the case of certain Schedule 13G filers, 20% or more of our outstanding common stock, without the approval of our board of directors.

We provide the following summary description below. Please note, however, that this description is only a summary, is not complete, and should be read together with our entire rights agreement, which has been publicly filed with the SEC.

The Rights

Our rights initially trade with, and are inseparable from, our common stock. Our rights are evidenced only by certificates that represent shares of our common stock. New rights will accompany any new shares of common stock we issue until the date on which the rights are distributed as described below.

Exercise Price

Each right will allow its holder to purchase from us one one-hundredth of a share of our Series A junior participating preferred stock for $80.00, once the rights become exercisable. Prior to exercise, our right does not give its holder any dividend, voting or liquidation rights.

Exercisability

Each right will not be exercisable until:

•

ten days after the public announcement that a person or group has become an “acquiring person” by obtaining beneficial ownership of 15% or more of our outstanding common stock or, in the case of certain Schedule 13G filers, 20% or more of our outstanding common stock, and in the case of Liberty Media and certain of its affiliates, more than 35% of our common stock or, if earlier,

•

ten business days (or a later date determined by our board of directors before any person or group becomes an acquiring person) after a person or group begins a tender or exchange offer that, if completed, would result in that person or group becoming an acquiring person.

Until the date our rights become exercisable, our common stock certificates also evidence our rights, and any transfer of shares of our common stock constitutes a transfer of our rights. After that date, our rights will separate from our common stock and be evidenced by book-entry credits or by rights certificates that we will mail to all eligible holders of our common stock. Any of our rights held by an acquiring person are void and may not be exercised.

Consequences of a Person or Group Becoming an Acquiring Person

•

Flip In. If a person or group becomes an acquiring person, all holders of our rights except the acquiring person may, for the then applicable exercise price, purchase shares of our common stock with a market value of twice the then applicable exercise price, based on the market price of our common stock prior to such acquisition.

•

Flip Over. If we are later acquired in a merger or similar transaction after the date our rights become exercisable, all holders of our rights except the acquiring person may, for the then applicable exercise price, purchase shares of the acquiring corporation with a market value of twice the then applicable exercise price, based on the market price of the acquiring corporation’s stock prior to such merger.

Expiration

Our rights will expire on December 21, 2015.

Redemption

Our board of directors may redeem our rights for $0.01 per right at any time before the rights separate from our common stock and rights certificates are mailed to eligible holders of our common stock. If our board of directors redeems any of our rights, it must redeem all of our rights. Once our rights are redeemed, the only right of the holders of our rights will be to receive the redemption price of $0.01 per right. The redemption price will be adjusted if we have a stock split or stock dividends of our common stock.

Exchange

After a person or group becomes an acquiring person, but before an acquiring person owns 50% or more of our outstanding common stock, our board of directors may extinguish our rights by exchanging one share of our common stock or an equivalent security for each right, other than rights held by the acquiring person.

Anti-dilution Provisions

Our board of directors may adjust the purchase price of our preferred stock, the number of shares of our preferred stock issuable and the number of our outstanding rights to prevent dilution that may occur from a stock dividend, a stock split or a reclassification of our preferred stock or common stock. No adjustments to the purchase price of our preferred stock of less than 1% will be made.

Amendments

The terms of our rights agreement may be amended by our board of directors without the consent of the holders of our rights. After a person or group becomes an acquiring person, our board of directors may not amend the agreement in a way that adversely affects holders of our rights.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is BNY Mellon Shareowner Services.

New York Stock Exchange Listing

Our common stock is currently traded on the NYSE under the symbol “LYV.”

PLAN OF DISTRIBUTION

The selling stockholders, including their permitted transferees, pledgees or donees or their successors, may from time to time offer and sell the shares of our common stock directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or concessions from the selling stockholders or the purchasers of the shares of our common stock. These discounts, commissions or concessions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

The shares of our common stock may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	varying prices determined at the time of sale; or

•	negotiated prices.

These prices will be determined by the selling stockholders or by agreement between such selling stockholders and underwriters, broker-dealers or agents. The aggregate proceeds to the selling stockholders from the sale of the shares of our common stock offered by them will be the purchase price of the shares of our common stock less discounts, commissions and concessions, if any. Each of the selling stockholders reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of shares of our common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The sales described above may be effected in transactions:

•	on any national securities exchange or quotation service on which the shares of our common stock may be listed at the time of sale;

•	in the over-the-counter market;

•	otherwise than on such exchanges or services or in the over-the-counter market;

•	through the writing of options; or

•	any combination of such methods of sale.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

In connection with the sale of any shares of our common stock, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of shares of our common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver such shares to close out their short positions, or loan or pledge such shares to broker-dealers that in turn may sell such securities.

In order to comply with the securities laws of some states, if applicable, the shares of our common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the shares of our common stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the shares of our common stock may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of shares of our common stock may be deemed to be underwriting discounts or commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to statutory liabilities, including liability under Sections 11 and 12 of the Securities Act and Rule 10b-5 under the Exchange Act. The selling stockholders have acknowledged that they understand their obligation to comply, and they have agreed to comply, with the prospectus delivery and other provisions of the Securities Act and the Exchange Act, particularly Regulation M (or any successor rule or regulation).

Selling stockholders may ultimately not sell all, and conceivably may not sell any, of the shares of our common stock offered by them under this prospectus. In addition, we cannot assure you that a selling stockholder will not transfer, devise or gift the shares of our common stock by other means not described in this prospectus. Furthermore, the shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus or an applicable prospectus supplement.

To the extent required, the specific shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement to which this prospectus relates.

We have agreed, among other things, to pay certain expenses of the registration statement to which this prospectus relates, other than underwriting discounts and commissions. We estimate that our total expenses associated with the offering of shares of our common stock by the selling stockholders will be approximately $13,796.

LEGAL MATTERS

Except as otherwise set forth in the applicable prospectus supplement, the validity of the issuance of the shares of common stock and certain legal matters will be passed upon for Live Nation Entertainment, Inc. by Eric Lassen, our Senior Vice President and Deputy General Counsel. Mr. Lassen is regularly employed by Live Nation Entertainment, participates in various Live Nation Entertainment employee benefit plans under which he may receive shares of common stock and currently beneficially owns less than 1 percent of the outstanding shares of common stock of Live Nation Entertainment.

EXPERTS

The consolidated financial statements of Live Nation Entertainment, Inc. appearing in Live Nation Entertainment, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2010 (including the schedule appearing therein), and the effectiveness of Live Nation Entertainment, Inc.’s internal control over financial reporting as of December 31, 2010 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

The following is a statement of the estimated expenses to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, to be paid by the registrant. The following statement of estimated expenses has been used to demonstrate the expense of an offering and does not represent an estimate of the aggregate amount of securities that may be registered or distributed pursuant to this registration statement because such amount is unknown at this time.

Securities and Exchange Commission Registration Fee	$796
Printing Expenses	$1,000
Legal Fees and Expenses	$1,000
Accounting Fees and Expenses	$10,000
Miscellaneous	$1,000
Total	$13,796

All of the amounts are estimates except for the Securities and Exchange Commission Registration Fee.

Item 15.    Indemnification of Directors and Officers.

The following summary is qualified in its entirety by reference to the complete text of the statutes and agreements referred to below and to the registrant’s amended and restated certificate of incorporation.

The registrant’s certificate of incorporation provides that the registrant shall indemnify and hold harmless, to the fullest extent permitted by Section 145 of the DGCL, each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, because such person is or was a director or officer of the registrant or was serving at the request of the registrant as a director, officer, employee or agent of another enterprise, against all expense, liability and loss (including attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement, and ERISA excise taxes or penalties) actually and reasonably incurred by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the registrant shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the registrant’s board of directors.

Section 145 of the DGCL permits a corporation to indemnify any director or officer of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reason to believe his conduct was unlawful. In a derivative action (i.e., one brought by or on behalf of the corporation), however, indemnification may be made only for expenses, actually and reasonably incurred by any director or officer in connection with the defense or settlement of such action or suit, if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Delaware Court of Chancery or the court in which the action or suit was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

The registrant has entered into indemnification agreements with its directors that will require the registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent not prohibited by law. The registrant also maintains liability insurance at its expense, to protect itself and any director, officer, employee or agent of the registrant or another corporation, partnership, limited liability company, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the registrant would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Item 16.    Exhibits.

See Exhibit Index attached hereto and incorporated by reference.

Item 17.    Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 hereof, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Beverly Hills, California, on this 20th day of May, 2011.

LIVE NATION ENTERTAINMENT, INC.

By:	/s/ Michael Rapino
Michael Rapino
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and directors of the registrant hereby constitutes and appoints Michael Rapino and Kathy Willard, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Michael Rapino	President, Chief Executive Officer and Director	May 20, 2011
Michael Rapino

/s/ Irving L. Azoff	Executive Chairman and Chairman of the Board	May 20, 2011
Irving L. Azoff

/s/ Kathy Willard	Chief Financial Officer	May 20, 2011
Kathy Willard

/s/ Brian Capo	Chief Accounting Officer	May 20, 2011
Brian Capo

/s/ Mark Carleton	Director	May 20, 2011
Mark Carleton

/s/ Jonathan L. Dolgen	Director	May 20, 2011
Jonathan L. Dolgen

/s/ Ariel Emanuel	Director	May 20, 2011
Ariel Emanuel

/s/ Robert Ted Enloe, III	Director	May 20, 2011
Robert Ted Enloe, III

/s/ Jeffrey T. Hinson	Director	May 20, 2011
Jeffrey T. Hinson

/s/ James S. Kahan	Director	May 20, 2011
James S. Kahan

/s/ Gregory B. Maffei	Director	May 20, 2011
Gregory B. Maffei

/s/ Randall T. Mays	Director	May 20, 2011
Randall T. Mays

/s/ Mark S. Shapiro	Director	May 20, 2011
Mark S. Shapiro

EXHIBIT INDEX

Exhibit Number	Exhibit Description

4.1	Amended and Restated Certificate of Incorporation of Live Nation Entertainment, Inc., as amended (incorporated by reference to Exhibit 3.1 of the registrant’s Annual Report on Form 10-K filed February 25, 2010).

4.2	Second Amended and Restated Bylaws of Live Nation Entertainment, Inc. (incorporated by reference to Exhibit 3.2 of the registrant’s Current Report on Form 8-K filed January 29, 2010).

4.3	Rights Agreement, dated December 21, 2005, between CCE Spinco, Inc. and The Bank of New York, as rights agent (incorporated by reference to Exhibit 4.1 of the registrant’s Current Report on Form 8-K filed December 23, 2005).

4.4	Amendment to Rights Agreement, effective as of February 25, 2009, between Live Nation Entertainment, Inc. and The Bank of New York Mellon (incorporated by reference to Exhibit 4.1 of the registrant’s Current Report on Form 8-K filed March 3, 2009).

4.5	Form of Certificate of Designation of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 4.2 of the registrant’s Current Report on Form 8-K filed December 23, 2005).

4.6	Form of Right Certificate (incorporated by reference to Exhibit 4.3 of the registrant’s Current Report on Form 8-K filed December 23, 2005).

5.1	Opinion of Eric Lassen, Senior Vice President and Deputy General Counsel of the registrant.

23.1	Consent of Eric Lassen, Senior Vice President and Deputy General Counsel of the registrant (contained in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm of the registrant.

24.1	Power of Attorney (included in this Registration Statement under “Signatures”).